                                                                     EXHIBIT 4.1


                                                            CONFORMED COPY OF
                                                                  EXECUTION COPY













                            CHILDTIME CHILDCARE, INC.
                   ------------------------------------------




                      AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of January 31, 2002




                   ------------------------------------------

                               BANK ONE, MICHIGAN

                  THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 31, 2002 (this "Agreement"), is by and between CHILDTIME CHILDCARE, INC., an Illinois corporation (the "Company"), and BANK ONE, MICHIGAN, a Michigan banking corporation formerly known as NBD Bank (the "Bank").

                                  INTRODUCTION

                  The Company and the Bank are parties to the Credit Agreement, dated as of February 1, 1996, as amended or modified from time to time (the "Existing Credit Agreement"), pursuant to which the Bank provides to the Company a revolving credit facility, including letters of credit, in the aggregate principal amount of $10,000,000, in order to provide funds and other financial accommodations for working capital and the Company's other general corporate purposes. The Company has requested the Bank to amend and restate the Existing Credit Agreement in order to, among other things, extend the expiry date of the credit facility, increase the aggregate principal amount of the credit facility to $17,500,000, and secure the credit facility with a security interest in substantially all of the personal property assets of the Company and the Subsidiary Guarantors (as defined below) and liens on certain real property of the Company and the Subsidiary Guarantors, and the Bank is willing to so amend and restate the Existing Credit Agreement with the Company on the terms and conditions herein set forth.

                  In consideration of the premises and of the mutual agreements herein contained, the parties hereto amend and restate the Existing Credit Agreement and otherwise agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS


                  1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

                  "Adjusted EBIT" of any person for any period means the sum of
(a) EBIT of such person for such period plus, to the extent deducted in determining such EBIT, (b) Operating Lease Rental Expense of such person for such period.

                  "Advance" means any Loan and any Letter of Credit Advance.

                  "Affiliate", when used with respect to any person, means any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.


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                  "Applicable Margin" means, for purposes of determining the
Eurodollar Rate applicable to Eurodollar Rate Loans outstanding at any time, the commitment fees payable under Section 2.3(a) and the Letter of Credit fees payable under Section 2.3(c), the applicable percentage set forth below:

--------------------------------------------------------------------------------------------------------------------
TOTAL DEBT TO EBITDA RATIO               APPLICABLE MARGIN FOR DETERMINING      APPLICABLE MARGIN FOR DETERMINING
                                         THE EURODOLLAR RATE AND THE LETTER     THE COMMITMENT FEES UNDER SECTION
                                         OF CREDIT FEES UNDER SECTION 2.3(c)    2.3(a)

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
Less than or equal to 0.50 to 1.00                       1.75%                                  0.35%

--------------------------------------------------------------------------------------------------------------------
Greater than 0.50 to 1.00 but not                        2.00%                                  0.35%
greater than 1.75 to 1.00

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Greater than 1.75 to 1.00                                2.25%                                  0.50%

--------------------------------------------------------------------------------------------------------------------

         The Applicable Margin shall be adjusted quarterly (upward or downward), if necessary, on the first day of the month following the month in which the financial statements are required to be delivered under Section 5.1(d)(iii) for the first three fiscal quarters of each fiscal year and under Section 5.1(d)(iv) for the fourth fiscal quarter of each fiscal year, based on the Total Debt to EBITDA Ratio reflected in such financial statements, beginning with the financial statements to be delivered for the first fiscal quarter ending after the Effective Date; provided that, notwithstanding the foregoing, (a) the Applicable Margin as of the Effective Date shall be set at the level corresponding to a Total Debt to EBITDA Ratio of greater than 0.50 to 1.00 but not greater than 1.75 to 1.00 and (b) upon and during the continuance of any Event of Default, the Applicable Margin shall be set at the level corresponding to a Total Debt to EBITDA Ratio of greater than 1.75 to 1.00.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which the Bank is not open to the public for carrying on substantially all of its banking functions in Detroit, Michigan.

                  "Capital Lease" of any person means any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such person.

                  "Change-of-Control" means: (a) Permitted Holders shall cease to own and control, free and clear of all Liens, at least 51% (on a fully diluted basis) of the issued and outstanding shares of voting capital stock of the Parent Guarantor and have the right and authority to appoint, designate or otherwise elect at least 51% of the members of the board of directors of the Parent Guarantor or (b) the Parent Guarantor shall cease to own and control, free and clear of all Liens, 100% (on a fully diluted basis) of the issued and outstanding shares of voting capital stock of the

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Company and have the right and authority to appoint, designate or otherwise elect all of the members of the board of directors of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

                  "Commitment" means the commitment of the Bank to make Advances pursuant to Section 2.1, in amounts not exceeding an aggregate principal amount outstanding of $17,500,000, as such amount may be reduced from time to time pursuant to Section 2.2.

                  "Consolidated" or "consolidated" means, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                  "Contingent Liabilities" of any person means, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations (including, without limitation, bankers' acceptances) and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person; provided that Contingent Liabilities of any person shall not include any contingent obligation of such person under a contract entered into by such person in the ordinary course of business, which contingent obligation would not, upon the occurrence of the event or events upon which such obligation is conditioned, be classified as a liability on a balance sheet of such person prepared in accordance with Generally Accepted Accounting Principles.

                  "Contractual Obligation" means as to any person, any provision of any security issued by such person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound.

                  "Cumulative Net Income" of any person means, as of any date, the Net Income of such person for the period commencing on the specified date through the end of the most recently completed fiscal year of such person (but without reduction for any net loss incurred for any fiscal year during such period), taken as one accounting period.

                  "Debt Service Coverage Ratio" of any person for any period means the ratio of (a) Adjusted EBIT of such person for such period to (b) Fixed Charges of such person for such period.

                  "Default" means any event or condition, which might become an Event of Default with notice or lapse of time or both.

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                  "Dollars" and "$" means the lawful money of the United States of America.

                  "EBIT" of any person for any period means the Net Income of such person for such period, plus, to the extent deducted in determining such Net Income, (a) Interest Expense of such person for such period, and (b) income and other taxes of such person determined by reference to income or profits of such person for such period.

                  "EBITDA" of any person for any period means the Net Income of such person for such period, plus, to the extent deducted in determining such Net Income and without duplication, (a) Interest Expense of such person for such period, (b) income and other taxes of such person determined by reference to income or profits of such person for such period, (c) depreciation and amortization of such person for such period, and (d) Extraordinary Charges (within those certain limits set forth in the definition of that term).

                  "Effective Date" means the effective date specified in the final paragraph of this Agreement.

                  "Environmental Certificate" means, with respect to any Guarantor, the Bank's standard form of Environmental Certificate in substantially the form annexed hereto as Exhibit A, or with respect to the Company and the Parent Guarantor, the Environmental Certificate dated February, 1996 executed and delivered by the Company and the Parent Guarantor to the Bank in connection with the Existing Credit Agreement.

                  "Environmental Laws" has the meaning ascribed thereto in the Environmental Certificate.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

                  "ERISA Affiliate" means, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under
Section 414 of the Code and the regulations promulgated thereunder.

                  "Eurodollar Business Day" means, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Eurodollar Interest Period" means, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the day which is one, two, three or six months thereafter (or such longer period acceptable to the Bank requested by the Company), as the Company may elect under Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the day which is one, two, three or six months thereafter (or such longer period acceptable to the Bank requested by the Company), as the Company may elect under Section 2.4 or 2.7, provided, however, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period which would end after the Termination Date shall be permitted.

                  "Eurodollar Rate" means, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

                  (a) the Applicable Margin, plus

                  (b) the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such Eurodollar Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Rate Loan are offered to the Bank by other prime banks in the London interbank market at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Bank, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

                  "Eurodollar Rate Loan" means any Loan, which bears interest at the Eurodollar Rate.

                  "Extraordinary Charges" means the following one-time, non-recurring items: (a) the $2,280,000 charge as taken by the Parent Guarantor and reported in the Parent Guarantor's 10-Q for the period ended October 12, 2001 (for environmental remediation charges and lease termination charges totaling $2,280,000); (b) the additional charges taken by the Parent Guarantor totaling $465,000 as outlined in the projections sent to the Bank on December 12, 2001; and (c) the $1,500,000 of additional charges taken by the Parent Guarantor in its fiscal quarter ended October 12, 2001 as provided to the Bank and detailed in the Parent Guarantor's press release dated November 26, 2001 (consisting of the $600,000 allowance for doubtful accounts, $200,000 for non-cash stock options, $300,000 for the establishment of four regional offices, $200,000 for training expense, and $200,000 for a reversal of a prior period accounting accrual); provided that the aggregate amount of Extraordinary Charges shall not exceed (i) $3,780,000 for the fiscal quarter of the Parent Guarantor ended October 12, 2001, (ii) $4,150,000

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cumulatively through the end of the reporting period of the Parent Guarantor ending on or about January 4, 2002, and (iii) $4,245,000 cumulatively through the end of the fiscal year of the Parent Guarantor ending on or about March 29, 2002.

                  "Event of Default" means any of the events or conditions described in Section 6.1.

                  "Fair Market Value" means the fair market value determined in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, as amended, and the regulations promulgated thereunder.

                  "Federal Funds Rate" means the per annum rate established and announced by the Bank from time to time as the opening federal funds rate paid by the Bank in its regional federal funds market for overnight borrowings from other banks, as conclusively determined by the Bank; which Federal Funds Rate shall change simultaneously with any change in such announced rate.

                  "Fixed Charges" of any person means, for any period, the sum of (a) Interest Expense of such person for such period, plus (b) Operating Lease Rental Expense of such person for such period.

                  "Floating Rate" means the per annum rate equal to the greater of (a) the sum of the Prime Rate in effect from time to time plus the Applicable Margin, and (b) the sum of one percent (1%) per annum plus the Federal Funds Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate, as the case may be.

                  "Floating Rate Loan" means any Loan, which bears interest at the Floating Rate.

                  "Generally Accepted Accounting Principles" means generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

                  "Guarantors" shall mean the Parent Guarantor and the Subsidiary Guarantors; and "Guarantor" shall mean any one of such Guarantors.

                  "Guaranty Agreements" shall mean the Parent Guaranty Agreement and the Subsidiary Guaranty Agreements; and "Guaranty Agreement" shall mean any one of such Guaranty Agreements.

                  "Hazardous Materials" has the meaning ascribed thereto in the Environmental Certificate.

                  "Indebtedness" of any person means, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person (to the extent of such Lien if such obligation is not assumed), (d) all obligations of such person for the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business, (e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any Plan of such person or of any ERISA Affiliate, (g) all Rate Management Obligations of such person (valued, as applicable, in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (h) all obligations of others similar in character to those described in clauses (a) through (g) of this definition for which such person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person, and all other Contingent Liabilities.

                  "Interest Expense" of any person for any period means all interest paid or payable during such period by such person on Indebtedness of such person, including, without limitation, the interest component of all obligations of such person under Capital Leases.

                  "Interest Payment Date" means (a) with respect to any Eurodollar Rate Loan, the last day of each Interest Period with respect to such Eurodollar Rate Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

                  "Interest Period" means any Eurodollar Interest Period.

                  "Letter of Credit" means a standby letter of credit having a stated expiry date or date upon which the draft must be reimbursed not later than twelve months after the date of issuance or, in the case of up to an aggregate outstanding principal amount of $275,000 of Letter of Credit Advances, five years after the date of issuance, issued by the Bank for the account of the Company under an application and related documentation acceptable to the Bank requiring, among other things, immediate reimbursement by the Company to the Bank in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Bank relative thereto.

                  "Letter of Credit Advance" means any issuance of a Letter of Credit under Section 2.4 made pursuant to Section 2.1.

                  "Letter of Credit Documents" shall have the meaning ascribed thereto in Section 3.3(b).

                  "Lien" means any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

                  "Loan" means any Revolving Credit Loan. Any such Loan or portion thereof may also be denominated as a Floating Rate Loan or a Eurodollar Rate Loan and such Loans are referred to herein as "types" of Loans.

                  "Loan Documents" means, collectively, this Agreement, the Note, the Security Documents and all agreements, instruments and documents executed pursuant thereto at any time.

                  "Mortgages" means the mortgages entered into by the Company or any of the Guarantors for the benefit of the Bank pursuant to this Agreement in form and substance satisfactory to the Bank, as amended or modified from time to time.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations or condition (financial or otherwise) of the Parent Guarantor and its Subsidiaries taken as a whole, (b) the ability of the Company or any Guarantor to perform its obligations under any Loan Document, or (c) the validity or enforceability of any Loan Document or the rights or remedies of the Bank under any Loan Document.

                  "Multiemployer Plan" means any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

                  "Net Income" of any person for any period means the net income of such person for such period (after deduction of income and other taxes of such person determined by reference to income or profits of such person for such period), determined in accordance with Generally Accepted Accounting Principles.

                  "Note" means the Revolving Credit Note.

                  "Operating Lease Rental Expense" of any person for any period means the maximum amount of all rents and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) paid or required to be paid by such person during such period under any lease of real or personal property in respect of which such person is obligated as a lessee or user, other than Capital Leases.

                  "Overdue Rate" means (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then-current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Parent Guarantor" shall mean Childtime Learning Centers, Inc., a Michigan corporation, which is the parent of the Company.

                  "Parent Guaranty Agreement" shall mean an irrevocable guaranty agreement, in form and substance satisfactory to the Bank, made by the Parent Guarantor in favor of the Bank, as amended or modified from time to time.

                  "Permitted Holders" shall mean (i) George A. Kellner and (ii) any person controlled by George A. Kellner.

                  "Permitted Liens" means Liens permitted by Section 5.2(e) hereof.

                  "person" shall include an individual, a corporation, an association, a partnership, a limited liability company, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

                  "Plan" means, with respect to any person, any pension plan (including a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

                  "Pledge Agreements" means the pledge agreements entered into by the Parent Guarantor, the Company or any of their respective Subsidiaries for the benefit of the Bank pursuant to this Agreement with respect to their respective ownership interests from time to time in the Company or any other Subsidiaries of the Parent Guarantor, any other capital stock and any other investment property owned by any of them, in form and substance satisfactory to the Bank, as amended or modified from time to time.

                  "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by the Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate.

                  "Prohibited Transaction" means any transaction involving any Plan, which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

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                  "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Company and the Bank or any Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

                  "Rate Management Obligations" of a person means any and all obligations of such person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Management Transactions, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

                  "Reportable Event" means a reportable event as described in
Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

                  "Requirement of Law" means as to any person, the certificate of incorporation and by-laws or other organizational or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such person or any of its property to which such person or any of its property is subject.

                  "Revolving Credit Loan" means any borrowing under Section 2.4 evidenced by the Revolving Credit Note and made pursuant to Section 2.1.

                  "Revolving Credit Note" means any promissory note of the Company evidencing the Revolving Credit Loans, in substantially the form annexed hereto as Exhibit B, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                  "Security Agreements" shall mean the pledge and security agreements entered into by the Company and the Guarantors for the benefit of the Bank pursuant to this Agreement, in form and substance satisfactory to the Bank, as amended or modified from time to time.

                  "Security Documents" shall mean, collectively, the Mortgages, the Pledge Agreements, the Security Agreements and the Guaranty Agreements and all other related agreements and documents, including financing statements and similar documents, delivered pursuant to this Agreement or otherwise entered into by any person to secure the Advances.

                  "Subsidiary" of any person means any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. "Subsidiary", when used with respect to the Parent Guarantor, shall include, without limitation, the Company.

                  "Subsidiary Guarantors" shall mean the Subsidiaries of the Company, the Parent Guarantor or any other Guarantor that from time to time make Subsidiary Guaranty Agreements pursuant to Section 5.1(f); and "Subsidiary Guarantor" shall mean any one of the Subsidiary Guarantors.

                  "Subsidiary Guaranty Agreements" shall mean the irrevocable guaranty agreements, in form and substance satisfactory to the Bank, from time to time made by Subsidiaries of the Company, the Parent Guarantor or any other Guarantor pursuant to Section 5.1(f), as amended or modified from time to time; and "Subsidiary Guaranty Agreement" shall mean any one of the Subsidiary Guaranty Agreements.

                  "Tangible Net Worth" of any person means, as of any date, (a) the amount of any capital stock, paid-in capital, and similar equity accounts, plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person, less (b) the net book value of all items of the following character which are included in the assets of such person: (i) goodwill, including, without limitation, the excess of the cost to such person of acquiring any asset over the book value of such asset on the books of such person, (ii) organization or experimental expenses,
(iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) treasury stock, (vi) deferred charges, (vii) franchises, licenses and permits, and (viii) other assets which are deemed intangible assets under Generally Accepted Accounting Principles.

                  "Termination Date" means the earlier to occur of (a) September 30, 2004, and (b) the date on which the Commitment shall be terminated pursuant to Section 2.2 or 6.2.

                  "Total Debt" of any person means, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such person's business payable on terms customary in the trade), (c) all obligations which are evidenced by notes, acceptances, or other instruments, (d) all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations, and (e) all other contingent obligations of such person, including without limitation as guarantor, surety, accommodation party, partner or in any other capacity (other than endorsements of negotiable instruments for collection in the ordinary course of business).

                  "Total Debt to EBITDA Ratio" means, as of the end of any fiscal quarter of the Parent Guarantor, the ratio of (a) the Consolidated Total Debt of the Parent Guarantor and its Subsidiaries as of the end of such fiscal quarter of the Parent Guarantor to (b) the Consolidated EBITDA of the Parent Guarantor and its Subsidiaries for the period of four consecutive fiscal quarters of the Parent Guarantor then ended.

                  "Unfunded Benefit Liabilities" means, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

                  1.2 Other Definitions; Rules of Construction. As used herein, the terms "Bank", "Company", "Existing Credit Agreement" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement; provided that, if the Company notifies the Bank that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenant (or if the Bank notifies the Company that the Bank wishes to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Bank. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.


                                   ARTICLE II.
                         THE COMMITMENT AND THE ADVANCES

                  2.1 Commitment of the Bank.

                           (a) Advances. The Bank agrees, subject to the terms
and conditions of this Agreement, to make Revolving Credit Loans to the Company pursuant to Section 2.4 and Section 3.3, and to make Letter of Credit Advances to the Company pursuant to Section 2.4, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to
Section 2.1(b).

                           (b) Limitation on Amount of Advances. Notwithstanding
anything in this Agreement to the contrary, the aggregate principal amount of the Advances made by the Bank at any time outstanding shall not exceed the amount of the Activated Credit as of the date any such

Advance is made, provided, however, that the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $3,000,000. For purposes of this Agreement, a Letter of Credit Advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section
3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by the Bank in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Revolving Credit Loan deemed advanced in respect of the related reimbursement obligation of the Company.

                  2.2 Termination or Reduction of Commitment. The Company shall have the right to terminate or reduce the Commitment at any time and from time to time at its option, provided that (a) the Company shall give thirty (30) days' prior written notice of such termination or reduction to the Bank specifying the amount and effective date thereof, (b) each partial reduction of the Commitment shall be in a minimum amount of $2,000,000 and in an integral multiple of $1,000,000, (c) no such termination or reduction shall be permitted with respect to any portion of the Commitment as to which a request for an Advance pursuant to Section 2.4 is then pending and (d) the Commitment may not be terminated if any Advances are then outstanding and may not be reduced below the principal amount of Advances then outstanding. The Commitment or any portion thereof terminated or reduced pursuant to this Section 2.2 may not be reinstated.

                  2.3 Fees. (a) The Company agrees to pay to the Bank a commitment fee on the daily average unused amount of the Commitment during any calendar quarter, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to the Applicable Margin. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the Termination Date.

                           (b) The Company also agrees to pay to the Bank
facility fee in the amount of $20,000 payable on or prior to the Effective Date. The facility fee shall be deemed earned upon receipt and shall not be refundable.

                           (c) On or before the date of issuance of any Letter
of Credit and any renewal or extension thereof, and each anniversary thereof, the Company further agrees to pay to the Bank a fee computed at the rate per annum equal to the Applicable Margin of the maximum amount available to be drawn from time to time under such Letter of Credit for the period from and including such date to and including the earlier of (i) the date that is 12 months after such date or (ii) the stated expiry date of such Letter of Credit. Such fees are nonrefundable and the Company shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Company further agrees to pay to the Bank, on demand, such other customary and reasonable administrative fees, charges and expenses of the Bank in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  2.4 Disbursement of Advances. (a) The Company shall give the Bank notice of its request for each Advance in substantially the form of Exhibit C hereto not later than 1:00 p.m. Detroit time (i) three Eurodollar Business Days prior to the date such Advance is requested to be made if such Advance is to be made as a Eurodollar Rate Loan, (ii) five Business Days prior to the date any Letter of Credit Advance is requested to be made, and (iii) on the Business Day such Advance is requested to be made in all other cases, which notice shall specify whether a Eurodollar Rate Loan or Floating Rate Loan or a Letter of Credit Advance is requested and, in the case of each requested Eurodollar Rate Loan, the Interest Period to be initially applicable to such Loan and, in the case of each Letter of Credit Advance, such information as may be necessary for the issuance thereof by the Bank. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Loan shall be made available to the Company by depositing the proceeds thereof in immediately available funds, in an account maintained and designated by the Company at the principal office of the Bank. Subject to the terms and conditions of this Agreement, the Bank shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit for the account of the Company. Notwithstanding anything herein to the contrary, the Bank may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it in its reasonable discretion; provided that Letters of Credit requested by the Company in accordance with the terms of this Agreement in the ordinary course of business in support of worker's compensation insurance or construction performance guaranties shall be acceptable to the Bank.

                           (b) All Revolving Credit Loans made under this
Section 2.4 shall be evidenced by the Revolving Credit Note, and all such Loans shall be due and payable and bear interest as provided in Article III. The Bank is hereby authorized by the Company to record on the schedule attached to the Note, or in its books and records, the date, amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of the Bank to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Company may borrow Revolving Credit Loans under this Section 2.4 and under
Section 3.3, prepay Revolving Credit Loans pursuant to Section 3.1, and reborrow Revolving Credit Loans under this Section 2.4 and under Section 3.3.

                  2.5 Conditions for First Disbursement. The obligation of the Bank to make the first Advance hereunder is subject to receipt by the Bank of the following documents and completion of the following matters, in form and substance satisfactory to the Bank:

                           (a) Charter Documents of Company. Certificates of
recent date of the appropriate authority or official of the Company's state of incorporation (listing all charter documents of the Company on file in that office if such listing is available) and certifying as to the good standing and corporate existence of the Company, together with copies of such charter documents of the Company, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Company (or a bring-down of a prior certification thereof);

                           (b) By-Laws and Corporate Authorizations of Company.
The Company's by-laws (or a bring-down of a prior certification thereof), together with all authorizing resolutions and evidence of other corporate action taken by the Company to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and the consummation by the Company of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

                           (c) Incumbency Certificate of Company. A certificate
of incumbency of the Company containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Company in connection with this Agreement and the other Loan Documents and the consummation by the Company of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

                           (d) Charter Documents of Parent Guarantor.
Certificates of recent date of the appropriate authority or official of the Parent Guarantor's state of incorporation (listing all charter documents of the Parent Guarantor on file in that office if such listing is available) and certifying as to the good standing and corporate existence of the Parent Guarantor, together with copies of such charter documents of the Parent Guarantor, certified as a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Parent Guarantor (or a bring-down of a prior certification thereof);

                           (e) By-Laws and Corporate Authorizations of Parent
Guarantor. The Parent Guarantor's by-laws (or a bring-down of a prior certification thereof), together with all authorizing resolutions and evidence of other corporate action taken by the Parent Guarantor to authorize its execution, delivery and performance of the Loan Documents to which it is a party, and the consummation by the Parent Guarantor of the transactions contemplated thereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Parent Guarantor;

                           (f) Incumbency Certificate of Parent Guarantor. A
certificate of incumbency of the Parent Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Parent Guarantor in connection with the Loan Documents to which it is a party and the consummation by the Parent Guarantor of the transactions contemplated thereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Parent Guarantor;

                           (g) Charter Documents of Subsidiary Guarantors.
Certificates of recent date of the appropriate authority or official of each Subsidiary Guarantor's respective state of incorporation (listing all charter documents of each such Guarantor on file in that office if such listing is available) and certifying as to the good standing and corporate existence of each such Guarantor, together with copies of such charter documents of each such Guarantor, certified as a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of each such Guarantor;

                           (h) By-Laws and Corporate Authorizations of
Subsidiary Guarantors. Each Subsidiary Guarantor's respective by-laws, together with all authorizing resolutions and evidence of other corporate action taken by each such Guarantor to authorize its execution, delivery and performance of the Loan Documents to which it is a party, and the consummation by each such Guarantor of the transactions contemplated thereby, certified as true and correct as of the Effective Date by a duly authorized officer of such Guarantor;

                           (i) Incumbency Certificates of Subsidiary Guarantors.
A certificate of incumbency of each Subsidiary Guarantor, respectively, containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of each such Guarantor in connection with the Loan Documents to which it is a party and the consummation by each such Guarantor of the transactions contemplated thereby, certified as true and correct as of the Effective Date by a duly authorized officer of each such Guarantor;

                           (j) Note. The Revolving Credit Note duly executed on
behalf of the Company;

                           (k) Guaranty Agreements. The Parent Guaranty
Agreement and the Subsidiary Guaranty Agreements duly executed on behalf of the Parent Guarantor and each Subsidiary Guarantor, respectively;

                           (l) Personal Property Security Documents. The
Security Agreements duly executed on behalf of the Company and the Guarantors, respectively, granting to the Bank the personal property collateral intended to be provided pursuant to Section 2.10, together with:

                                    (i) Recording, Filing, Etc. Evidence of the
recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Bank may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements and similar documents which the Bank may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Bank thereunder, together with Uniform Commercial Code record searches in such offices as the Bank may request; and

                                    (ii) Casualty and Other Insurance. Evidence
that the casualty and other insurance required pursuant to this Agreement and the Security Agreements is in full force and effect;

                           (m) Legal Opinion. The favorable written opinions of
counsel for the Company and the Guarantors with respect to such matters as the Bank may reasonably request;

                           (n) Consents, Approvals, Etc. Copies of all
governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company or the Guarantors in connection with the execution, delivery and performance of this Agreement, the Note and the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Note or the Security Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or, if none is required, a certificate of such officer to that effect;

                           (o) Fee. The facility fee described in Section
2.3(b); and

                           (p) Other Documents and Matters. Such other
documents, and completion of such other matters, as the Bank may reasonably request and the Company or any Guarantor, as the case may be, can reasonably provide, including without limitation completion of the Bank's due diligence with respect to the Parent and the Company (including without limitation their respective business, assets, operations and condition (financial or otherwise)).

                  2.6 Further Conditions for Disbursement. The obligation of the Bank to make any Advance (including the first Advance), or any continuation or conversion under Section 2.7, is further subject to the following conditions being satisfied:

                           (a) The representations and warranties contained in
Article IV shall be true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

                           (b) No Default or Event of Default shall exist or
shall have occurred and be continuing on the date such Advance is made (whether before or after such Advance is made); and

                           (c) In the case of any Letter of Credit Advance, the
Company shall have delivered to the Bank an application for the related Letter of Credit and other related documentation requested by and acceptable to the Bank appropriately completed and duly executed on behalf of the Company.

The Company shall be deemed to have made a representation and warranty to the Bank at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in
Section 4.6 shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

                  2.7 Subsequent Elections as to Loans. The Company may elect
(a) to continue a Eurodollar Rate Loan, or a portion thereof, as a Eurodollar Rate Loan or (b) to convert a Eurodollar Rate Loan, or a portion thereof, to a Floating Rate Loan or (c) to convert a Floating Rate Loan, or a portion thereof, to a Eurodollar Rate Loan in each case by giving notice thereof to the Bank in substantially the form of Exhibit D hereto not later than 1:00 p.m. Detroit time three Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Loan is to be effective and not later than 1:00 p.m. Detroit time on the Business Day such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurodollar Rate Loan may only be converted on the last day of the then current Interest Period with respect to such Loan, and provided, further, if a continuation of a Loan as, or a conversion of a Loan to, a Eurodollar Rate Loan is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. If the Company shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Loan, the Company shall be deemed to have elected to convert such Eurodollar Rate Loan to a Floating Rate Loan on the last day of the then current Interest Period with respect to such Loan.

                  2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Loan pursuant to Section 2.4, or a request for a continuation of a Eurodollar Rate Loan as a Eurodollar Rate Loan, or a request for a conversion of a Floating Rate Loan to a Eurodollar Rate Loan pursuant to
Section 2.7, (a) deposits in Dollars for periods comparable to the Interest Period elected by the Company are not available to the Bank in the London interbank market, or (b) the Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of making, funding or maintaining the related Eurodollar Rate Loan, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for, or shall limit or impair the ability of, the Bank to make or fund the relevant Loan or to continue such Loan as a Eurodollar Rate Loan or to convert a Loan to a Eurodollar Rate Loan, then the Company shall not be entitled, so long as such circumstances continue, to request a Eurodollar Rate Loan pursuant to Section
2.4 or a continuation of or conversion to a Eurodollar Rate Loan pursuant to
Section 2.7. In the event that such circumstances no longer exist, the Bank shall again consider requests for Eurodollar Rate Loans pursuant to Section 2.4, and requests for continuations of and conversions to Eurodollar Rate Loans pursuant to Section 2.7.

                  2.9 Minimum Amounts; Limitation on Number of Advances; Etc. Except for (a) Advances which exhaust the entire remaining amount of the Commitment, and (b) payments required pursuant to Section 3.8, each Eurodollar Rate Loan and each continuation thereof or conversion thereto pursuant to
Section 2.7 shall be in a minimum amount of $1,000,000 or in an integral multiple of $50,000, each Floating Rate Loan and each prepayment thereof shall be in a minimum amount of $25,000 and in an integral multiple thereof, and each Letter of Credit Advance shall be in a minimum amount of $10,000. The aggregate number of Eurodollar Rate Loans outstanding at any one time under this Agreement may not exceed ten. The aggregate number of Letter of Credit Advances outstanding at any time under this Agreement may not exceed ten.

                2.10 Security and Collateral. To secure the payment when due of the Note and all other obligations of the Company under this Agreement to the Bank, the Company shall execute and deliver, or cause to be executed and delivered, to the Bank Security Documents granting the following:

                           (a) First-priority security interests in all present
and future personal property of the Company, other than fixtures.

                           (b) First-priority pledges of all ownership interests
from time to time in the Company or any other Subsidiaries of the Parent Guarantor, and any other capital stock and any other investment property owned by the Parent Guarantor, the Company or any other Guarantor.

                           (c) Guarantees of the Parent Guarantor, the Company,
all other Subsidiaries of the Parent Guarantor or the Company, and all Subsidiaries of any Guarantor.

                           (d) First-priority security interests in all present
and future personal property of the Guarantors.

                           (e) In accordance with Section 5.1(f), first-priority
mortgage liens on certain real property of the Company and the Guarantors.

                           (f) All other security and collateral described in
the Security Documents.


                                  ARTICLE III.
                      PAYMENTS AND PREPAYMENTS OF ADVANCES

                  3.1 Principal Payments and Prepayments. (a) Unless earlier payment is required under this Agreement, the Company shall pay to the Bank on the Termination Date the entire outstanding principal amount of the Revolving Credit Loans.

                           (b) The Company may at any time and from time to time
prepay all or a portion of the Loans, without premium or penalty, provided that
(i) the Company may not prepay any portion of any Loan as to which an election for a continuation of or a conversion to a Eurodollar Rate Loan is pending pursuant to Section 2.7, and (ii) unless earlier payment is required under this Agreement, any Eurodollar Rate Loan may only be prepaid on the last day of the then current Interest Period with respect to such Loan.

                  3.2 Interest Payments. The Company shall pay interest to the Bank on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

                           (a) During such periods that such Loan is a Floating
Rate Loan, the Floating Rate; and

                           (b) During such periods that such Loan is a
Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

Notwithstanding the foregoing paragraphs (a) and (b), the Company shall pay interest on demand by the Bank at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder (other than interest) at any time on or after an Event of Default if required in writing by the Bank.

                  3.3 Letter of Credit Reimbursement Payments. (a) (i) The Company agrees to pay to the Bank, on the day on which the Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Bank in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Bank relative thereto. Unless the Company shall have made such payment to the Bank on such day, upon each such payment by the Bank, the Bank shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to satisfy its reimbursement obligation by, a Revolving Credit Loan bearing interest at the Floating Rate in an amount equal to the amount so paid by the Bank in respect of such draft or other demand under such Letter of Credit. Such Revolving Credit Loan shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Article II hereof and, to the extent of the Revolving Credit Loan so disbursed, the reimbursement obligation of the Company under this Section 3.3 shall be deemed satisfied; provided, however, that nothing in this Section 3.3 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to the conditions for disbursement or otherwise.

                                    (ii) If, for any reason (including without
limitation as a result of the occurrence of an Event of Default with respect to the Company pursuant to Section 6.1(h)), Floating Rate Loans may not be made by the Bank as described in Section 3.3(a)(i), then the Company agrees that each reimbursement amount not paid pursuant to the first sentence of Section 3.3(a)(i) shall bear interest, payable on demand by the Bank, at the interest rate then applicable to Floating Rate Loans.

                           (b) The reimbursement obligation of the Company under
this Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Company to the Bank hereunder shall have been satisfied, and such obligations of the Company shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Company:

                                    (i) Any lack of validity or enforceability
of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                                    (ii) Any amendment, modification, waiver,
consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                                    (iii) The existence of any claim, setoff,
defense or other right which the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                                    (iv) Any draft or other statement or
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (v) Payment by the Bank to the beneficiary
under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                                    (vi) Any failure, omission, delay or lack on
the part of the Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Bank or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Bank or any such party; or

                                    (vii) Any other event or circumstance that
would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of the Company from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Company has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Company against the Bank. Nothing in this Section 3.3 shall limit the liability, if any, of the Bank to the Company pursuant to Section 7.5.

                  3.4 Payment Method. (a) All payments to be made by the Company hereunder will be made to the Bank in Dollars and in immediately available funds not later than 1:00 p.m. at the principal office of the Bank specified in
Section 7.2. Payments received after 1:00 p.m. at the place for payment shall be deemed to be payments made prior to 1:00 p.m. at the place for payment on the next succeeding Business Day. The Company hereby authorizes the Bank to charge its account with the Bank in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

                           (b) At the time of making each such payment, the
Company shall, subject to the other terms and conditions of this Agreement, specify to the Bank that Loan or other obligation of the Company hereunder to which such payment is to be applied. In the event that the

Company fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Bank may apply such payments as it may determine in its sole discretion.

                  3.5 No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by the Company hereunder shall be made by the Company without setoff or counterclaim, and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. If any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the Company will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder and, in any such case, the Company will furnish to the Bank certified copies of all tax receipts evidencing the payment of such amounts within 45 days after the date any such payment is due pursuant to applicable law.

                  3.6 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days (or 365 or 366 days, as the case may be, when determining the Floating Rate) for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

                  3.7 Additional Costs. (a) In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of any such authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to the Bank of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of the Bank, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which the Bank has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (iii) shall impose any other condition with respect to this Agreement, or the Commitment, the Note, any Loan or any Letter of Credit, and the result of any of the foregoing is to increase the cost to the Bank of making, funding or maintaining any Eurodollar Rate Loan or any Letter of Credit or to reduce the amount of any sum receivable by the Bank thereon, then the Company shall pay to the Bank, from time to time, upon request by the Bank additional amounts sufficient to compensate the Bank for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, the Bank is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

                           (b) In the event that any applicable law, treaty or
other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital is increased by or based upon the existence of the Bank's obligations hereunder and such increase has the effect of reducing the rate of return on the Bank's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which the Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the Company shall pay to the Bank from time to time, upon request by the Bank, additional amounts sufficient to compensate such Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which the Bank reasonably determines to be allocable to the existence of the Bank's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by such Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. The Bank may, at its option, specify that such amounts be paid by way of an increase in the commitment fees payable by the Company pursuant to Section 2.3(a).

                           (c) Notwithstanding anything herein to the contrary,
the Bank shall be entitled to compensation under this Section 3.7 for any increased cost or reduced rate of return only for the period from and after date that is no more than 30 days prior to the date the Bank notifies the Company, or the Company otherwise learns, of the circumstances giving rise to such increased cost or reduced rate of return.

                  3.8 Illegality and Impossibility. In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for the Bank to maintain any Loan under this Agreement, the Company shall upon receipt of notice thereof from the Bank repay in full the then outstanding principal amount of each Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to the Bank under Section 3.9, (a) on the last day of the then-current Interest Period applicable to the Loan if the Bank may lawfully continue to maintain the Loan to that day, or (b) immediately if the Bank may not continue to maintain the Loan to that day.

                  3.9 Indemnification. If the Company makes any payment of principal with respect to any Eurodollar Rate Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Section 3.8, Section 6.2 or otherwise), or if the Company fails to borrow any Eurodollar Rate Loan after notice has been given to the Bank in accordance with Section 2.4, or if the Company fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due, the Company shall reimburse the Bank on demand for any resulting loss or expense incurred by the Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not the Bank shall have funded or committed to fund the Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to the Bank under this Section 3.9 shall be made as though the Bank shall have actually funded or committed to fund the relevant Eurodollar Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of the Loan in the relevant market and having a maturity comparable to the related Interest Period and, through the transfer of such deposit to a domestic office of the Bank in the United States; provided, however, that the Bank may fund any Eurodollar Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculating amounts payable under this Section 3.9.


                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

                  The Company represents and warrants to the Bank that:

                  4.1 Corporate Existence and Power. Each of the Company and the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. Each of the Company and the Guarantors has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated thereby.

                  4.2 Corporate Authority. The execution, delivery and performance by each of the Company and the Guarantors of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's or any Guarantor's charter or by-laws, or of any contract or undertaking to which the Company or any Guarantor is a party or by which the Company or any Guarantor or any of their respective property may be bound or affected and will not result in the imposition of any Lien on any of their property or of any of their respective Subsidiaries' property except for Permitted Liens.

                  4.3 Binding Effect. This Agreement is, and the Note when delivered hereunder will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. Each Security Document is, or upon its execution and delivery hereunder will be, a legal, valid and binding obligation of the Company or the Guarantor party thereto, enforceable against the Company or such Guarantor, as the case may be, in accordance with their respective terms.

                  4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company and the Parent Guarantor. Each such Subsidiary and each corporation becoming a Subsidiary of the Company or the Parent Guarantor after the date hereof is and will be a corporation duly organized, valid existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of the Company and the Parent Guarantor has and will have all requisite corporate power to own or lease the property used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of the Company and the Parent Guarantor have been and will be validly issued and are and will be fully paid and nonassessable and, except as disclosed in writing to the Bank from time to time, are and will be owned, beneficially and of record, by the Company or the Parent Guarantor, or another Subsidiary of the Company or the Parent Guarantor, free and clear of any Liens.

                  4.5 Litigation. Except as described in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's and the Guarantors' knowledge, threatened against or affecting the Parent Guarantor or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might have a Material Adverse Effect and, to the best of the Company's and the Guarantors' knowledge, there is no basis for any such action, suit or proceeding.

                  4.6 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended March 30, 2001 and reported on by PricewaterhouseCoopers, independent certified public accountants, and the interim consolidated balance sheet and interim consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, as of or for the tenth interim fiscal period of the Company ended on January 4, 2002, copies of which have been furnished to the Bank, fairly present, and the financial statements of the Parent Guarantor and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Company or the Parent Guarantor, as the case may be, and their respective Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company or the Parent Guarantor, as the case may be, and their respective Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no event or development which has had or could reasonably be expected to have a Material Adverse Effect since January 4, 2002. There is no material Contingent Liability of the Parent Guarantor or any of its Subsidiaries that is not reflected in such financial statements or in the notes thereto.

                  4.7 Use of Advances. The Company will use the proceeds of the Advances for working capital and its general corporate purposes. Neither the Company nor any of the Guarantors extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose.

                  4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company pursuant to Section 2.5(n), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of the Guarantors, is required on the part of the Company or any of the Guarantors in connection with the execution, delivery and performance of this Agreement, the Note, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Note or any Security Document.

                  4.9 Taxes. The Company and the Guarantors have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof in accordance with Generally Accepted Accounting Principles. Neither the Company nor any of the Guarantors knows of any actual or proposed material tax assessment or any basis therefor, and no extension of time for the assessment of any material deficiencies in any federal or state tax has been granted by the Company or any such Guarantor.

                  4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Parent Guarantor or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by the Parent Guarantor or any such Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

                  4.11 ERISA. The Parent Guarantor, its Subsidiaries, their ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of the Parent Guarantor, any of its Subsidiaries, or any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Parent Guarantor, its Subsidiaries, and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement, the Note and the Guaranty Agreements does not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability, with respect to any Plan of the Parent Guarantor, its Subsidiaries, or their ERISA Affiliates.

                  4.12 Disclosure. No report or other information furnished in writing by or on behalf of the Company or any Guarantor to the Bank in connection with the negotiation or administration of the Loan Documents contains any misstatement of fact or omits to state any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Neither this Agreement or the Note or any Security Document, nor any other document, certificate, or report or statement or other information furnished to the Bank by or on behalf of the Company or any Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to the Company or any Guarantor which has, or which in the future may have (so far as the Company can now foresee) a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Bank by or on behalf of the Company or any Guarantor in connection with the transactions contemplated hereby.

                  4.13 No Default. Except as set forth on Schedule 4.13, neither the Company nor any of the Guarantors is in default or has received any written notice of default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.14 Common Enterprise. The Parent Guarantor, the Company and the other Guarantors are engaged as an integrated group in the business of providing child-care services; the integrated operation requires financing on such a basis that credit supplied to the Company can be made available, directly or indirectly, from time to time to various Guarantors, as required for the continued successful operation of the integrated group as a whole; and that the Guarantors have requested the Bank to lend and to make credit available to the Company for the purpose of financing the integrated operations of the Parent Guarantor, the Company and the other Guarantors, with the Company and all the Guarantors expecting to derive benefit, direct or indirectly, from the loans and other credit extended by the Bank to the Company, both in the Company's and each Guarantor's separate capacity and as a member of the integrated group, inasmuch as the successful operation and condition of the Company and each Guarantor is dependent upon the continued successful performance of the functions of the integrated group as a whole.


                                   ARTICLE V.
                                   COVENANTS

                  5.1 Affirmative Covenants. The Company covenants and agrees that, until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Note and the performance of all other obligations of the Company under this Agreement, unless the Bank shall otherwise consent in writing, the Parent Guarantor and the Company shall, and shall cause each of the other Guarantors to:

                           (a) Preservation of Corporate Existence, Etc. Do or
cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

                           (b) Compliance with Laws, Etc. Comply in all material
respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Parent Guarantor, the Company or such other Guarantor, as the case may be, in accordance with Generally Accepted Accounting Principles.

                           (c) Maintenance of Properties; Insurance. Maintain,
preserve and protect all property that is material to the conduct of the business of the Parent Guarantor, the Company or any of the other Guarantors and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Bank for purposes of assuring compliance with this Section 5.1(c).

                           (d) Reporting Requirements. Furnish to the Bank the
following:

                                    (i) Promptly and in any event within three
Business Days after becoming aware of the occurrence of (A) any Default or Event of Default, (B) the commencement of any material litigation against, by or affecting the Parent Guarantor, the Company or any of the other Guarantors, and any material developments therein, or (C) the Parent Guarantor, the Company or any of the other Guarantors entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Parent Guarantor, the Company or any of the other Guarantors which has resulted in or which is likely in the reasonable judgment of the Parent Guarantor to result in a Material Adverse Effect, a statement of the chief financial officer of the Parent Guarantor setting forth details of each such Default or Event of Default or such litigation, material contract or undertaking or development and the action which the Parent Guarantor, the Company or such other Guarantor, as the case may be, has taken and proposes to take with respect thereto;

                                    (ii) As soon as available and in any event
within 30 days (or 60 days in the case only of the first fiscal period of each fiscal year) after the end of each of the thirteen fiscal periods of each fiscal year of the Parent Guarantor, the consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such fiscal period, and the related consolidated statements of income, retained earnings and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal period, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Parent Guarantor as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the chief financial officer of the Parent Guarantor stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Parent Guarantor or the Company has taken and proposes to take with respect thereto;

                                    (iii) As soon as available and in any event
within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor, a certificate of the chief financial officer of the Parent Guarantor stating that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement and showing the calculation of the Applicable Margin;

                                    (iv) As soon as available and in any event
within 135 days after the end of each fiscal year of the Parent Guarantor, a copy of the consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of the Parent Guarantor and its Subsidiaries for such fiscal year, with a customary audit report of PricewaterhouseCoopers, or other independent certified public accountants selected by the Parent Guarantor and acceptable to the Bank, without qualifications unacceptable to the Bank, together with a certificate of such accountants stating (A) that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Default or Event of Default and, if such a Default or Event of Default exists and is continuing, a statement setting forth the nature and status thereof, and (B) that a computation by the Parent Guarantor (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement and showing the calculation of the Applicable Margin;

                                    (v) Promptly after the sending or filing
thereof, copies of all reports, proxy statements and financial statements which the Parent Guarantor, the Company or any of the Guarantors sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                                    (vi) Promptly and in any event within 10
calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of the Company, any of the Guarantors, or any ERISA Affiliate filed with the PBGC, (B) a statement of the chief financial officer of the Parent Guarantor setting forth the details of any Reportable Event with respect to any such Plan, (C) a copy of any notice that the Company, any of the Guarantors, or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan;

                                    (vii) As soon as available and in any event
within 90 days after the end of each fiscal year of the Parent Guarantor, updated financial projections for the Parent Guarantor and its Subsidiaries for the next two fiscal years of the Parent Guarantor, which shall include, in each case, for the first of such two fiscal years a balance sheet and statements of income and cash flows, and for the second of such two fiscal years, only a summary statement of income; and

                                    (viii) Promptly, such other information
respecting the business, properties, operations or condition, financial or otherwise, of the Parent Guarantor, the Company or any of the other Guarantors as the Bank may from time to time reasonably request.

                           (e) Accounting; Access to Records, Books, Etc.
Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, permit the Bank or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent Guarantor, the Company and the other Guarantors, and to discuss the affairs, finances and accounts of the Parent Guarantor, the Company and the other Guarantors with their respective directors, officers, employees and independent auditors, and by this provision the Company and the Parent Guarantor authorize such persons to discuss such affairs, finances and accounts with the Bank.

                           (f) Real Property Collateral.

                                    (i) Identification of Real Property. Within
three (3) Business Days after the Effective Date, deliver to the Bank a schedule setting forth all real property owned by the Company and each Guarantor, and all other information reasonably required for the Bank to obtain appraisals of the property to be mortgaged, certified as true and correct by a duly authorized officer of the Company.

                                    (ii) Environmental Investigation. Within ten
(10) Business Days after the Effective Date, deliver to the Bank the Bank's standard form of environmental questionnaire duly completed with respect to each property owned or leased by the Company and the Guarantors, together with such other information as the Bank may deem necessary or desirable in order to complete its environmental investigation with respect thereto.

                                    (iii) Mortgage Documents. Within ninety (90)
calendar days after the Effective Date, deliver to the Bank, or cause to be delivered to the Bank, the following:

                                             (A) The Mortgages duly executed on
behalf of the Company and the Guarantors, as applicable, granting to the Bank first-priority mortgage liens on real property owned by the Company and the Guarantors with an aggregate Fair Market Value of not less than $15,000,000 (sites to be selected by the Bank in its sole discretion), together with:

                                             (B) Evidence of the recordation,
filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Bank may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements and similar documents which the Bank may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Bank thereunder;

                                             (C) Policies of mortgage title
insurance in form and amounts, and issued by an insurer, satisfactory to the Bank, insuring the interest of the Bank under the Mortgage without standard exceptions and without any special exceptions not acceptable to the Bank and containing such further endorsements, affirmative coverage and other terms as the Bank may reasonably request;

                                             (D) Surveys of the property to be
subject to the Mortgages, made by a land surveyor licensed in the State in which such property is located and acceptable to the Bank complying with the Minimum Standard Detail Requirements for Land Title Surveys as adopted by the American Title Association and the American Congress on Surveying and Mapping and showing such details as the Bank may reasonably request, certified to the Bank and the issuer of such mortgage title insurance policy in form reasonably acceptable to the Bank;

                                             (E) Evidence that the casualty and
other insurance required pursuant to the Mortgages is in full force and effect;

                                             (F) The favorable written opinion
of counsel for the Company and the Guarantors as to such matters with respect to the Mortgages as the Bank may reasonably request; provided that no opinions of local counsel for the Company and the Guarantors with respect to the Mortgages shall be required so long as the mortgaged properties are limited to California, Georgia and Oklahoma;

                                             (G) Environmental Certificates, or
confirmations thereof, duly executed on behalf of the Company and the Guarantors; and

                                             (H) Copies of all governmental and
nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company or the Guarantors in connection with the execution, delivery and performance of the Mortgages or as a condition to the legality, validity or enforceability of the Mortgages, certified as true and correct and in full force and effect as of the date of the Mortgages by a duly authorized officer of the Company, or, if none is required, a certificate of such officer to that effect.

                           (g) Additional Security and Collateral. Promptly (i)
execute and deliver and cause each Guarantor to execute and deliver, additional Security Documents, within 30 days after request therefor by the Bank, sufficient to grant to the Bank liens and security interests in any after acquired property of the type described in Section 2.10, and (ii) cause each person becoming a Subsidiary of the Company or any Guarantor from time to time to execute and deliver to the Bank, within 30 days after such person becomes a Subsidiary, a Guaranty Agreement and other Security Documents, together with other related documents described in Section 2.5(l), sufficient to grant to the Bank liens and security interests in all collateral of the type described in
Section 2.10 and documents of the type described in Section 2.5(g), (h) and (i) with respect to such Subsidiary, an opinion of counsel for such Subsidiary with respect to the matters covered by the opinion delivered pursuant to Section 2.5(m) with respect to the other Guarantors. The Company shall notify the Bank, within 10 days after the occurrence thereof, of the acquisition of any property by the Company or any Guarantor that is not subject to the existing Security Documents, any person's becoming a Subsidiary of the Company or any Guarantor and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Bank with respect to such property pursuant to the Security Documents.

                           (h) Further Assurances. Will, and will cause each
Guarantor to, execute and deliver within 30 days after request therefor by the Bank, all further instruments and documents and take all further action that may be necessary or desirable, or that the Bank may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Bank under, this Agreement, the Notes and the Security Documents. In addition, the Company agrees to deliver to the Bank from time to time upon the acquisition or creation of any Subsidiary not listed in Schedule 4.4 hereto supplements to
Schedule 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon.

                  5.2 Negative Covenants. Until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Note and the performance of all other obligations of the Company under this Agreement, the Company agrees that, unless the Bank shall otherwise consent in writing the Company and the Parent Guarantor shall not, and shall not permit any of the other Guarantors to do any of the following:

                           (a) Tangible Net Worth. Permit or suffer Consolidated
Tangible Net Worth of the Parent Guarantor and its Subsidiaries at any time to be less than the sum of (i) $23,000,000, plus (ii) an amount equal to 50% of Consolidated Cumulative Net Income of the Parent Guarantor and its Subsidiaries for the period from the end of the Parent Guarantor's fiscal year ended on or about March 31, 2001 through the end of the then most recently completed fiscal year of the Parent Guarantor.

                           (b) Total Debt to EBITDA. Permit or suffer the Total
Debt to EBITDA Ratio to be greater than (i) 3.00 to 1.00 at any time prior to the end of the Parent Guarantor's fiscal quarter ending on or about March 31, 2003, (ii) 2.75 to 1.00 as of the end of the Parent Guarantor's fiscal quarter ending on or about March 31, 2003 or at any time thereafter prior to the end of the Parent Guarantor's fiscal quarter ending on or about March 31, 2004, or
(iii) 2.50 to 1.00 as of the end of the Parent Guarantor's fiscal quarter ending on or about March 31, 2004 or at any time thereafter.

                           (c) Debt Service Coverage Ratio. Permit or suffer the
Consolidated Debt Service Coverage Ratio of the Parent Guarantor and its Subsidiaries to be less than 1.10 to 1.00 at any time, such ratio to be determined as of the end of each fiscal quarter of the Parent Guarantor for the period of four consecutive fiscal quarters of the Parent Guarantor then ended.

                           (d) EBITDA. Permit or suffer the Consolidated EBITDA
of the Parent Guarantor and its Subsidiaries to be less than (i) $5,000,000 for the period of the first three fiscal quarters of the current fiscal year of the Parent Guarantor or (ii) $5,500,000 for the fiscal year of the Parent Guarantor ending on or about March 31, 2002.

                           (e) Indebtedness. Create, incur, assume or in any
manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                                    (i) The Loans and other Indebtedness to the
Bank, the Bank's parent and its other Affiliates, including without limitation Rate Management Transactions;

                                    (ii) The Indebtedness described in Schedule
5.2(e) hereto, having the same terms as those existing on the date of this Agreement, but no extension or renewal thereof shall be permitted; and

                                    (iii) Other Indebtedness in aggregate
outstanding principal amount for the Parent Guarantor and its Subsidiaries, including without limitation the Company, not exceeding $1,000,000 at any time.

                           (f) Liens. Create, incur or suffer to exist any Lien
on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Parent Guarantor, the Company or any of the other Guarantors, other than:

                                    (i) Liens for taxes not delinquent or for
taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records in accordance with Generally Accepted Accounting Principles;

                                    (ii) Liens (other than any Lien imposed by
ERISA or any Environmental Law) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Parent Guarantor, the Company or any of the other Guarantors is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Parent Guarantor, the Company or any of the other Guarantors, or surety, customs or appeal bonds to which the Parent Guarantor, the Company or any of the other Guarantors is a party;

                                    (iii) Liens affecting real property which
constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Parent Guarantor, the Company or any of the Guarantors;

                                    (iv) Liens created pursuant to the Security
Documents and Liens expressly permitted by the Security Documents;

                                    (v) Each Lien described in Schedule 5.2(f)
hereto may be suffered to exist upon the same terms as those existing on the date hereof, but no extension or renewal thereof shall be permitted;

                                    (vi) Any Lien created to secure payment of a
portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by the Parent Guarantor, the Company or any of the other Guarantors may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price paid by the Parent Guarantor, the Company or such other Guarantor for such fixed asset and the aggregate principal amount of all Indebtedness secured by such Liens does not exceed an amount permitted under Section 5.2(e)(iii), taking into account all other Indebtedness then outstanding that is permitted under Section 5.2(e)(iii), provided that such Lien does not encumber any other asset at any time owned by the Parent Guarantor, the Company or such other Guarantor, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time; and

                                    (vii) The interest or title of a lessor
under any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Parent Guarantor, the Company or such other Guarantor thereunder are not delinquent.

                           (g) Merger; Acquisitions; Etc. Purchase or otherwise
acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person (any of the foregoing, an "Acquisition"); nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, provided that the Company may make Acquisitions if each of the following conditions is satisfied: (i) immediately before and after giving effect to such Acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article IV and in the other Loan Documents shall be true and correct on and as of the date thereof (both before and after such Acquisition is consummated) as if made on the date such Acquisition is consummated, (ii) at least five Business Days' prior to the consummation of such Acquisition, the Company shall have provided to the Bank a certificate of the chief financial officer attaching pro forma computations acceptable to the Bank to demonstrate compliance with all financial covenants hereunder, each stating that such Acquisition complies with this Section 5.2(g), all laws and regulations and that any other conditions under this Agreement relating to such transaction have been satisfied, and such certificate shall contain such other information and certifications as requested by the Bank and be in form and substance satisfactory to the Bank, (iii) at least 10 Business Days' prior to the consummation of such Acquisition, the Company shall have delivered all acquisition documents and other agreements and documents relating to such Acquisition, and the Bank shall have completed a satisfactory review thereof and completed such other due diligence satisfactory to the Bank, (iv) immediately before and after giving effect to such Acquisition, the pro forma financial covenant in Section 5.2(b) is at least 0.5 below the level required under Section 5.2(b), on a pro forma basis acceptable to the Bank, (v) both before and after giving effect to such Acquisition, the Company was and will be able to borrow at least $2,500,000 of additional Loans on a pro forma basis in accordance with this Agreement, (vi) the Company shall, at least 10 Business Days prior to the consummation of Acquisition, provide such other certificates and documents as reasonably requested by the Bank, in form and substance reasonably satisfactory to the Bank, (vii) the target of such Acquisition is in the same line of business as the Company, (viii) the target of such Acquisition is located in the United States of America, (ix) the board of directors (or similar governing body) and the management of the target of such Acquisition has approved such Acquisition and (x) the aggregate consideration paid or payable in connection with all such Acquisitions permitted by this proviso, including without limitation any Indebtedness assumed in connection therewith, all guarantees or other liabilities incurred in connection therewith, and all deferred payments and other direct or indirect in consideration in connection therewith, shall not exceed $4,000,000 in aggregate amount.

                           (h) Disposition of Assets; Etc. Sell, lease, license,
transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment.

                           (i) Nature of Business. Make any substantial change
in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement.

                           (j) Investments, Loans and Advances. Purchase or
otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor incur any Contingent Liability; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business, (ii) commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's Corporation, direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, provided, however, that each of the foregoing investments has a maturity date not later than 180 days after the acquisition thereof by the Parent Guarantor, the Company or such other Guarantor, as the case may be, (iii) those investments, loans, advances and other transactions described in Schedule 5.2(j) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted, and (iv) transactions permitted by Section 5.2(g), if any.

                           (k) Transactions with Affiliates. Enter into, become
a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to the Parent Guarantor, the Company or such other Guarantor than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate.

                           (l) Negative Pledge Limitation. Enter into any
agreement with any person other than the Bank pursuant hereto which prohibits or limits the ability of the Parent Guarantor, the Company or such other Guarantor to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

                           (m) Inconsistent Agreements. Enter into any agreement
containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Parent Guarantor, the Company or any such other Guarantor of its obligations in connection therewith.

                                   ARTICLE VI.
                                     DEFAULT

                  6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 7.1:

                           (a) Nonpayment. (i) The Company shall fail to pay
when due any principal of the Note or any reimbursement obligation under Section
3.3 (whether by deemed disbursement of a Revolving Credit Loan or otherwise),
(ii) the Company shall fail to pay when due any interest on the Note and such failure continues for a period of three Business Days, or (iii) the Company shall fail to pay when due any fees or any other amount payable hereunder and such failure continues for a period of five calendar days; or

                           (b) Misrepresentation. Any representation or warranty
made by the Company or any Guarantor in Article IV hereof or in any certificate, report, financial statement or other document furnished by or on behalf of the Company or any Guarantor in connection with this Agreement or any Security Document shall prove to have been incorrect in any material respect when made or deemed made; or

                           (c) Certain Covenants. The Company or any Guarantor
shall fail to perform or observe any term, covenant or agreement contained in any provision of Article V hereof other than Sections 5.1(a), (b), (c) and (e); or

                           (d) Other Defaults. The Company or any Guarantor
shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, including, without limitation, those contained in Sections 5.1(a), (b), (c) and (e), and any such failure shall remain unremedied for 15 calendar days after notice thereof shall have been given to the Company by the Bank; or

                           (e) Cross Default. The Company or any Guarantor
defaults under any Rate Management Transaction; or the Company or any Guarantor shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $1,000,000; or if the Company or any Guarantor fails to perform or observe any other term, covenant or agreement contained in, or if any other event or condition occurs or exists under, any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was incurred, issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of the Company or such Guarantor, as the case may be; or

                           (f) Judgments. One or more judgments or orders for
the payment of money in an aggregate amount of $2,000,000 shall be rendered against the Company or any Guarantor, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any Guarantor which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any Guarantor, or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement, the Note or any Security Document, and either (i) such judgment or order shall have remained unsatisfied and the Company or such Guarantor shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                           (g) ERISA. (i) The occurrence of a Reportable Event
that results in or could result in liability of the Company, any of the Guarantors or any of their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or (ii) the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company, any of the Guarantors or any of their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or (iii) the filing by the Company, any of the Guarantors or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or (iv) the Company, any of the Guarantors or any of their respective ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or (v) the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company, any of the Guarantors or any of their ERISA Affiliates; or (vi) any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any of the Guarantors, any of their ERISA Affiliates, any Plan of the Company, any of the Guarantors or any their ERISA Affiliates or any fiduciary of any such Plan; or (vii) failure by the Company, any of the Guarantors or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company, any of the Guarantors or any of their ERISA Affiliates to the PBGC or any Plan; or (viii) the withdrawal of the Company, any of the Guarantors or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(9a)(2) of ERISA; or (ix) the Company, any of the Guarantors or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Bank, and in the case of any of the foregoing clauses (i) - (viii), such occurrence has or could reasonably be expected to have a Material Adverse Effect; or

                           (h) Insolvency, Etc. The Company or any of the
Guarantors shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any of the Guarantors any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company or such Guarantor and is being contested by the Company or such Guarantor, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company or any Guarantor shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                           (i) Loan Documents. Any event of default described in
any Loan Document shall have occurred and be continuing, or any material provision of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Bank the benefits purported to be created thereby; or

                           (j) Change-of-Control. Any Change-of-Control shall
occur; or

                           (k) Material Adverse Change. Any material adverse
change in the existing or prospective financial condition of the Company or any Guarantor shall occur.

                  6.2 Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, the Bank may by notice to the Company (i) terminate the Commitment or (ii) declare the outstanding principal of, and accrued interest on, the Note, all unpaid reimbursement obligations in respect of drawings under Letters of Credit and all other amounts owing under this Agreement to be immediately due and payable, or (iii) demand immediate delivery of cash collateral, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitment shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(h) with respect to the Company, the Commitment shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Bank as collateral security for the payment and performance of the Company's obligations under this Agreement to the Bank.

                           (b) In addition to the remedies provided in Section
6.2(a), the Bank may exercise and enforce any and all other rights and remedies available to it, whether arising under this Agreement or the Note or the other Loan Documents or under applicable law, in any manner deemed appropriate by the Bank, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Note or any other Loan Document or in aid of the exercise of any power granted in this Agreement or the Note or any other Loan Document.

                           (c) Upon the occurrence and during the continuance of
any Event of Default, the Bank may at any time and from time to time, without notice to the Company (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Company and any property of the Company from time to time in possession of the Bank, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Company hereby grants to the Bank a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Company under this Agreement. The rights of the Bank under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.


                                  ARTICLE VII.
                                 MISCELLANEOUS

                  7.1. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Company and Bank. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  7.2 Notices. (a) Except as otherwise provided in Section 7.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company at 38345 West 10 Mile Road, Suite 100, Farmington Hills, Michigan 48335, Attention: Chief Financial Officer, Facsimile No. (248) 476-1225, Facsimile Confirmation No. (248) 442-3183, and to the Bank at 28660 Northwestern Highway, MI1-8938, Southfield, Michigan 48034, Attention: Richard C. Ellis, East Michigan Commercial Banking Division, Facsimile No. (248) 799-5838, Facsimile Confirmation No. (248) 799-5849, or to such other address as may be designated by the Company or the Bank by notice to the other party hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or, unless sooner delivered, (i) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, (ii) if sent by telex, upon receipt of the appropriate answerback, or (iii) if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified for confirmation, provided, however, that notices to the Bank shall not be effective until received.

                           (b) Notices by the Company to the Bank with respect
to terminations or reductions of the Commitment pursuant to Section 2.2, requests for Advances pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Company.

                           (c) Any notice to be given by the Company to the Bank
pursuant to Sections 2.4, 2.7 or 3.1 and any notice to be given by the Bank hereunder, may be given by telephone, and all such notices given by the Company must be immediately confirmed in writing in the manner provided in Section 7.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given. The Company shall indemnify and hold harmless the Bank from any and all losses, damages, liabilities and claims arising from its good faith reliance on any such telephone notice.

                  7.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Bank, nor any delay or failure on the part of the Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Bank under this Agreement or the Note or any other Loan Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement or the Note or any other Loan Document or by applicable law to the Bank may be exercised from time to time and as often as may be deemed expedient by the Bank and, unless contrary to the express provisions of this Agreement or the Note or such other Loan Document, irrespective of the occurrence or continuance of any Default or Event of Default.

                  7.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company made herein or in any certificate, report, financial statement or other document furnished by or on behalf of the Company in connection with this Agreement shall be deemed to be material and to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank or on the Bank's behalf, and those covenants and agreements of the Company set forth in Section 3.7, 3.9 and 7.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitment.

                  7.5 Expenses; Indemnification. (a) The Company agrees to pay, or reimburse the Bank for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Bank, including without limitation the fees and expenses of Dickinson Wright PLLC, in connection with the preparation, execution, delivery and administration of this Agreement, the Note and the other Loan Documents, and in connection with advising the Bank as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or the Note or the other Loan Documents, or the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Bank (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement or the Note or in connection with any other Loan Document or any refinancing or restructuring of the credit arrangements provided under this Agreement, and (iv) all reasonable costs and expenses of the Bank (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Bank from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

                           (b) The Company hereby indemnifies and agrees to hold
harmless the Bank, and its officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Bank or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither the Bank nor any of its officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Company shall not be required to indemnify the Bank and such other persons, and the Bank shall be liable to the Company to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company which were caused by (A) the Bank's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the Bank's payment to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence or willful misconduct of the Bank. It is understood that in making any payment under a Letter of Credit, the Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of the Bank in connection with such payment. It is further acknowledged and agreed that the Company may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Bank is alleged to be liable and it shall be a precondition of the assertion of any liability of the Bank under this Section that the Company shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

                           (c) The Company hereby indemnifies and agrees to hold
harmless the Bank, and its officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such person shall be designated as a party thereto) which the Bank or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising under Environmental Laws; provided, however, that the Company shall not be required to indemnify the Bank or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of the Bank.

                  7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may not, without the prior consent of the Bank, assign its rights or obligations hereunder or under the Note and the Bank shall not be obligated to make any Advance hereunder to any entity other than the Company.

                  7.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  7.8 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each of the Company and the Bank further agrees that any legal or equitable action or proceeding with respect to this Agreement, the Note, the other Loan Documents or the transactions contemplated hereby shall be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Company and the Bank each submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property. The Company irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company, or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address for notices pursuant to Section 7.2. Nothing in this paragraph shall affect the right of the Bank to serve process in any other manner permitted by law or limit the right of the Bank to bring any such action or proceeding against the Company or its property in the courts of any other jurisdiction. The Company and the Bank each irrevocably waives any objection to the laying of venue of any such action or proceeding in the above described courts.

                  7.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

                  7.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

                  7.11 Integration and Severability. This Agreement, the Note and the other Loan Documents embody the entire agreement and understanding between the Company and the Bank, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Company under this Agreement, the Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under this Agreement, the Note or the other Loan Documents in any other jurisdiction.

                  7.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

                  7.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement or the Note, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Note or any other Loan Document at the time performance of such provision shall be due shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law. If for any reason whatsoever the Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law, the amount shall be automatically applied to the payment of principal of the Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Bank have been paid in full.

                  7.14 Information Sharing. The Bank may provide, without any limitation whatsoever, any information or knowledge the Bank may have about the Company, the Parent Guarantor or any of their respective Subsidiaries or any matter relating to this Agreement and any related documents to the Bank's parent, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of any interest in this Agreement or the Note or any related documents, and the Company waives any right to privacy the undersigned may have with respect to such matters. The Company agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights or obligations in this Agreement, the Note and the other Loan Documents to one or more purchasers whether or not related to the Bank.

                  7.15 WAIVER OF JURY TRIAL. THE BANK AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER THE BANK NOR THE COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY SUCH PARTY.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the 31st day of January, 2002, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.


                                          CHILDTIME CHILDCARE, INC.


                                          By  /s/ Leonard C. Tylka
                                              --------------------

                                            Its  Chief Financial Officer
                                                 -----------------------


                                          CHILDTIME LEARNING CENTERS, INC.*


                                          By  /s/ Leonard C. Tylka
                                              --------------------

                                            Its  Chief Financial Officer
                                                 -----------------------

                                          *Signing for the purpose of making the
                                          representations and warranties set
                                          forth in Article IV and agreeing to
                                          abide by the covenants applicable to
                                          it set forth in Sections 5.1 and 5.2
                                          of this Agreement.


                                          BANK ONE, MICHIGAN


                                          By  /s/ Richard C. Ellis
                                              --------------------

                                            Its  First Vice President
                                                 --------------------

                                    EXHIBIT A
ENVIRONMENTAL CERTIFICATE
================================================================================



In consideration of and in order to induce BANK ONE, MICHIGAN ("Bank") to loan money, extend credit, or enter into certain other transactions from time to time to or with CHILDTIME CHILDCARE, INC ("Borrower"), Borrower and Guarantor (if signed by Guarantor below) make the representations, warranties and covenants set forth in this Environmental Certificate (the "Certificate") to Bank with respect to all property and activities of Borrower and Guarantor.

If there is more than one Borrower or Guarantor, the words "Borrower" and "Guarantor" shall apply to each such party, individually and collectively.

1. DEFINITIONS.

     A. "Environmental Law(s)" means any law, regulation, rule, policy, ordinance or similar requirement which governs or protects the environment, enacted from time to time by the United States, any foreign government, any state, or any county, city or agency or subdivision of the United States or foreign country or its political subdivisions.

     B. "Hazardous Materials" means any material or substance: (1) which is or becomes defined as a hazardous substance, pollutant, or contaminant, pursuant to the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") (42 USC ss. 9601 et. seq.) as amended and regulations promulgated under it; (2) containing gasoline, oil, diesel fuel or other petroleum products; (3) which is or becomes defined as hazardous waste pursuant to the Resource Conservation and Recovery Act ("RCRA") (42 USC ss. 6901 et. seq.) as amended and regulations promulgated under it; (4) containing polychlorinated biphenyls (PCBs); (5) containing asbestos; (6) which is radioactive; (7) the presence of which requires investigation or remediation under any Environmental Law; (8) which is or becomes defined or identified as a hazardous waste, hazardous substance, hazardous or toxic chemical, pollutant, contaminant, or biologically Hazardous Material under any Environmental Law.

     C. "Indebtedness" means all loans made or credit extended to Borrower by Bank at any time.

     D. "Property" means all tangible property now or hereafter owned, operated, leased or used by Borrower or Guarantor, including but not limited to, land (including soil, groundwater and surface water located on, in or under the Property), buildings, equipment and inventory.

2. BORROWER'S REPRESENTATIONS AND WARRANTIES.

Except as set forth on the attached SCHEDULE A, to the best of their knowledge, Borrower and Guarantor represent and warrant to Bank as follows:

     A. REGULATORY COMPLIANCE; ENFORCEMENT; LITIGATION. (1) They are in substantial compliance with all Environmental Laws; (2) they have never received any written notice of any violations of any Environmental Law; (3) no written demand, claim, suit, administrative action, or criminal action whether brought by any government authority or private party, arising under or relating to any Environmental Law is pending or threatened against the Borrower or Guarantor, or with respect to the Property; and (4) they have not used Hazardous Materials on or about the Property in any manner which violates any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and to the best of their knowledge, no prior owner of the Property or any existing or prior tenant or occupant has used Hazardous Materials on or about the Property in any manner which violates any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

     B. PERMITS AND LICENSES. All federal, state and local permits, licenses or authorizations required by Environmental Law(s) for present use of the Property or activities of the Borrower or Guarantor have been obtained, are presently in effect and are listed on the attached SCHEDULE A. All federal, state and local permits, licenses or authorizations required by Environmental Law(s) for any permitted or licensed activities or uses that are anticipated at the Property and for which permits/ licenses have been sought but not yet received are also listed on the attached SCHEDULE A. There is and has been substantial compliance with all such permits, licenses or authorizations.

     C. CONTAMINATION/RELEASE. There has not been in the past, nor are there currently, any releases, spills, discharges nor other form of contamination on the Property the aggregate cost of which to remediate exceeded or will exceed $1,000,000.00, nor is there any accumulation, storage or disposal as defined in RCRA, of Hazardous Materials on, under or about the Property which violates any Environmental Law. The Property appears neither on the National Priorities List (as defined under CERCLA) nor on any state listing which identifies sites for remedial clean-up or investigatory actions. There are no environmental liens on the Property.

     D. FACILITIES AND PROGRAMS. The Property has adequate water supply, sewage and waste disposal facilities or will have such facilities upon completion of contemplated improvements. The appropriate operations and maintenance programs, contingency and emergency plans for environmental hazards are in place.

     E. The answers set forth in the CUSTOMER ENVIRONMENTAL QUESTIONNAIRE (if required to be completed) as provided to Bank are incorporated by reference and such responses are accurate and complete in all material respects.

3. AFFIRMATIVE COVENANTS. Borrower and Guarantor shall:

     A. Do all things necessary to assure that the representations, warranties and covenants set forth in this certificate are met, and continue to be accurate and correct, in all material respects.

     B. Assure that all individuals or entities acting on their behalf comply with the obligations under this Certificate.

     C. Conduct periodic reviews of the use of the Property and the activities on it to assure compliance with the obligations under this Certificate.

     D. Promptly (i) notify Bank in writing of any occurrence, development or claim, suit, administrative action, permit revocation or denial filed by or against the Borrower or Guarantor that would cause any representation, warranty or covenant set forth in this Certificate to be incorrect in any material respect, and (ii) take steps reasonably necessary to mitigate the effect of such occurrence, development or claim, suit or administrative action.

     E. Promptly provide Bank with all information, questionnaires, copies of: environmental compliance reports, policies, handbooks, litigation audit letters, government inspection reports and environmental assessment reports, whenever prepared, that are requested by Bank in accordance with Bank's environmental due diligence procedures.

     F. Keep or cause the Property to be kept free of Hazardous Materials except to the extent that such Hazardous Materials are stored and/or used in compliance with all applicable Environmental Laws in all material respects; and, without limiting the foregoing, will not cause or permit the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials, except in compliance with all applicable Environmental Laws in all material respects; and will not cause or permit, as a result of any intentional or unintentional act or omission on the part of Borrower or Guarantor or any tenant, subtenant or occupant, a release, spill, leak or emission of Hazardous Materials on, under or about the Property or onto any other contiguous property in any material violation of Environmental Laws.

     G. Conduct and complete all investigations, environmental site assessments, sampling, and testing, and all remedial and removal actions reasonably necessary to clean up and remove all Hazardous Materials on, under, or about the Property as required by all applicable Environmental Laws and in accordance with the orders and directives of all federal, state and local governmental authorities. Such testing, remedial and removal actions shall include those required by federal and state regulations governing underground storage tank systems.

     Borrower and Guarantor shall demonstrate their compliance with this requirement to the satisfaction of Bank. To the extent that written documentation such as reports, studies, or sampling results from the investigation(s) has been or is produced, Borrower and Guarantor shall provide copies of such documentation to Bank. Borrower or Guarantor shall demonstrate to Bank to its satisfaction that the value of any Property pledged or mortgaged to Bank is not materially adversely affected by releases, spills or discharges occurring subsequent to the initial extension of credit. If Borrower or Guarantor fails to conduct an environmental assessment to the satisfaction of Bank as required under this
     Section 3.G., or fails to provide Bank with copies of the written documentation referenced above, then Bank may at its option and at the expense of Borrower or Guarantor conduct such assessment, without waiver of its other rights and remedies.

     Any such assessment conducted by Bank shall be conducted solely for the benefit of and to protect the interests of Bank and shall not be relied upon by Borrower or Guarantor or any third party for any purpose whatsoever, including but not limited to Borrower's, Guarantor's or any third party's obligation, if any, to conduct an independent environmental investigation; provided that a copy of any such assessment shall be promptly provided to Borrower or Guarantor upon request. By conducting any such assessment, Bank does not assume any control over the environmental affairs or operations of Borrower or Guarantor nor assume any obligation or liability to Borrower or Guarantor or any third party; provided that the foregoing shall not relieve the Bank from any liability for personal injury or property damage to the extent caused by the Bank's or its agent's conducting any such assessment.

4. NEGATIVE COVENANT. Borrower and Guarantor shall not take any action or allow the Property to be used in such a manner that any representation, warranty or covenant set forth in this Certificate becomes inaccurate, incorrect or results in noncompliance in any material respect.

5. DEFAULT AND REMEDIES. If any of the following events occur:

     A. The Borrower or Guarantor makes any materially incorrect or misleading representation, warranty or certification to Bank or provides materially incorrect information to Bank in connection with this Certificate;

     B. The Borrower or Guarantor defaults under the terms of this Certificate; then, except to the extent this provision is expressly modified by language in the loan documents referring to this Certificate, whether or not Bank has made demand, the underlying credit facilities shall terminate and all borrowings under them shall become due immediately at Bank's option upon thirty (30) days' notice by Bank to the Borrower unless such default is cured within such 30-day period.

6. RIGHT OF ENTRY. Borrower and Guarantor grant Bank, its employees, agents and contractors the right to enter the Property for the purpose of conducting at the expense of Borrower, an environmental site assessment, sampling and testing and remedial, removal and other actions necessary to investigate or clean up and remove Hazardous Materials on, under or about the Property in accordance with
Section 3.G. above, prior to or during any loan workout, liquidation of collateral, mortgage foreclosure, expiration of a redemption period, abandonment of the Property or any environmental litigation brought against Bank regarding the Property. Bank shall notify Borrower or Guarantor prior to its entry and shall use its best efforts to not disturb any ongoing operations on the Property. Borrower or Guarantor at the request of Bank shall execute any consultant contracts, waste manifests or notices necessary to effectuate the terms of this section. Any expenditures by Bank for activities performed by Bank in accordance with this section shall be considered an additional advance under the loan or extension of credit.

7. INDEMNIFICATION. Subject to the limitations set forth below, Borrower and Guarantor shall defend, indemnify and hold harmless Bank, its successors and assigns, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, reasonable costs or expenses, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release or threatened release of any Hazardous Materials on, over, under, from or affecting the Property or the soil, water, vegetation, buildings, personal property, persons or animals; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials on the Property; (c) any claim, demand, notice or lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials with respect to the Property or regulated wetlands on the Property; and/or (d) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials used on the Property or regulated wetlands on the Property. The indemnity obligations under this paragraph are specifically limited as follows:

     (i) Borrower and Guarantor shall have no indemnity obligations with respect to Hazardous Materials that are first introduced, as evidenced by reliable documentation, to the Property or any part of the Property subsequent to the date that Borrower's and Guarantor's interest in and possession of the Property or any part of the Property shall have ended or have been fully terminated by foreclosure of any mortgage held by Bank or acceptance by

     Bank of a deed in lieu of foreclosure or other collateral liquidation procedure; and

     (ii) Borrower and Guarantor shall have no indemnity obligation with respect to Hazardous Materials that are first introduced, as evidenced by reliable documentation, to the Property solely by Bank, its successors or assigns; and

     (iii) Borrower and Guarantor shall have no indemnity obligation with respect to any personal injury or property damage to the extent caused by Bank's (or its agent's) conducting any environmental assessment, sampling, testing or remedial or removal actions contemplated by Section 3.G. or
     Section 6.

Borrower and Guarantor agree that in the event any mortgage held by Bank is foreclosed or Borrower or Guarantor tender a deed in lieu of foreclosure, Borrower and Guarantor shall deliver the Property to Bank free of any and all Hazardous Materials which are then required to be removed (whether over time or immediately) pursuant to applicable Environmental Laws affecting the Property.

Notwithstanding the provisions of Section 8 below, the provisions of this
Section 7 shall be in addition to any and all other obligations and liabilities Borrower and Guarantor may have to Bank under the Indebtedness, any loan document, and in common law, and shall survive (a) the loan closing (b) the repayment of all sums due for the Indebtedness, (c) the satisfaction of all of the other obligations of Borrower or Guarantor under any loan document, (d) the discharge of any mortgage held by Bank, and (e) the foreclosure of any mortgage held by Bank or acceptance of a deed in lieu of foreclosure. The indemnity provisions of this Section shall only apply to any demand or action commenced against (a) any owner or operator of the Property, or (b) Bank in which any interest of Bank is threatened or any claim, demand, notice or action is made or filed against Bank.

8. MISCELLANEOUS. Except as otherwise specifically provided in this certificate, all of the representations, warranties and covenants set forth in the certificate shall be continuing and shall survive the execution of the certificate until all of the Indebtedness is fully paid to Bank and Borrower's and Guarantor's obligations to Bank in connection with the Indebtedness are fully performed.


To be signed by the Guarantor if the Property is titled or held in the name of the Guarantor or operated by the Guarantor.


This Environmental Certificate is executed as of January 31, 2002.

BORROWER:


CHILDTIME CHILDCARE, INC.
-------------------------

By:
--------------------------------------------



Its:
--------------------------------------------

GUARANTOR:


Childtime Learning Centers, Inc.
--------------------------------

By:
--------------------------------------------



Its:
--------------------------------------------



Childtime Childcare-PMC, Inc.
-----------------------------

By:
--------------------------------------------



Its:
--------------------------------------------


Childtime Childcare-Michigan, Inc.
----------------------------------

By:
--------------------------------------------


Its:
--------------------------------------------

                                   SCHEDULE A

                       SCHEDULE OF EXCEPTIONS AND PERMITS



















INITIALS:      Bank ____________________       Borrower:    ____________________

                                                            ____________________


                                               Guarantor:   ____________________

                                                            ____________________


                                                            ____________________

                                    EXHIBIT B


                              REVOLVING CREDIT NOTE


$17,500,000                                                     January __, 2002
                                                               Detroit, Michigan

         FOR VALUE RECEIVED, CHILDTIME CHILDCARE, INC., an Illinois corporation (the "Company"), hereby promises to pay to the order of BANK ONE, MICHIGAN, a Michigan banking corporation f/k/a NBD Bank (the "Bank"), at the principal banking office of the Bank in lawful money of the United States of America and in immediately available funds, the principal sum of Seventeen Million Five Hundred Thousand Dollars ($17,500,000), or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of the Bank, on the Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Revolving Credit Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

         The Bank is hereby authorized by the Company to record on the schedule attached to this Revolving Credit Note, or on its books and records, the date, amount and type of each Revolving Credit Loan, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Bank to record any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of such Revolving Credit Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

         The Company and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Revolving Credit Note. Should the indebtedness evidenced by this Revolving Credit Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Revolving Credit Note, including attorneys' fees and expenses.

         This Revolving Credit Note evidences one or more Revolving Credit Loans made under the Amended and Restated Credit Agreement, dated as of January 31, 2002 (as it may be further amended or modified from time to time, the "Credit Agreement"), by and between the Company and the Bank, to which reference is hereby made for a statement of the circumstances under which this Revolving Credit Note is subject to prepayment and under which its due date may be accelerated and for a description of the collateral and security securing this Revolving Credit Note. Capitalized terms used but not defined in this Revolving Credit Note shall have the respective meanings assigned to them in the Credit Agreement.

         This Revolving Credit Note is issued in substitution and replacement for the Revolving Credit Note in the principal amount of $10,000,000 dated July 21, 2000 previously issued by the Company to the Bank under the Credit Agreement dated as of February 1, 1996, as amended by letter agreements dated as of April 1, 1999, May 18, 1999 and May 30, 2000, by a Third Amendment to Credit Agreement dated as of December 6, 1999, by a Fourth Amendment to Credit Agreement dated as of July 21, 2000 and by the Fifth Amendment to Credit Agreement and Temporary Waiver dated as of November 26, 2001, which is now amended and restated by the Credit Agreement (the "Existing Note"). This Revolving Credit Note shall evidence, and the Company hereby promises to pay, in addition to the principal hereof and all accrued interest thereon, all accrued but unpaid interest on the Existing Note.

         This Revolving Credit Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


                                          CHILDTIME CHILDCARE, INC.


                                          By:
                                             -----------------------------------

                                              Its:
                                                  ------------------------------

                    Schedule to Revolving Credit Note, dated
               January __, 2002, made by Childtime Childcare, Inc.
                         in favor of Bank One, Michigan.



                                                              Principal
                                                               Amount
                Principal                     Interest          Paid,         Principal
Transaction     Amount of       Interest     Period (if       Prepaid or       Balance       Notation
   Date           Loan            Rate*      applicable)      Converted      Outstanding     Made by
-----------     ---------       --------     -----------      ----------     -----------     --------

















-------------------------

*  E - Eurodollar Rate
   F - Floating Rate

                                    EXHIBIT C
                               REQUEST FOR ADVANCE


Bank One, Michigan                                   _____________, ____
28660 Northwestern Highway
MI1-8938
Southfield, Michigan 48034
Attention:  Richard C. Ellis

         Childtime Childcare, Inc., an Illinois corporation (the "Company"), hereby requests a [Revolving Credit Loan] [Letter of Credit Advance] pursuant to
Section 2.4 of the Amended and Restated Credit Agreement, dated as of January 31, 2002 (the "Credit Agreement"), between the Company and you, in the amount of $__________, to be [made] [issued] on __________, _____, and to be evidenced by the Company's Revolving Credit Note]. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

         [Such Loan shall be made as a __________ [insert either Eurodollar Rate Loan or Floating Rate Loan] and the initial Interest Period, if such requested Loan is a Eurodollar Rate Loan, shall be ____________ [insert permitted Interest Period]].

         [Such Letter of Credit Advance shall be made by issuance by the Bank of its Letter of Credit for the account of the Company in the maximum amount of $_____________ to and for the benefit of __________________ with a stated expiry date of _______________, ____, and containing the further terms and conditions set forth in the attached letter of credit application of the Bank.]

         In support of this request, the Company hereby represents and warrants to the Bank that:

         1. The representations and warranties contained in Article IV of the Credit Agreement are true and correct on and as of the date hereof, and will be true and correct on the date such Advance is made (both before and after such Advance is made), as if such representations and warranties were made on and as of such dates.

         2. No Event of Default, and no event or condition which might become such an Event of Default with notice or with lapse of time, or both, has occurred and is continuing or will exist on the date of such Advance is made (whether before or after such Advance is made).

Acceptance of the proceeds of such Advance by the Company shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct at the time such proceeds are disbursed.

                                          CHILDTIME CHILDCARE, INC.

                                          By____________________________________

                                            Its_________________________________

                                    EXHIBIT D
                 REQUEST FOR CONTINUATION OR CONVERSION OF LOAN


Bank One, Michigan                                   _____________, ____
28660 Northwestern Highway
MI1-8938
Southfield, Michigan 48034
Attention:  Richard C. Ellis

         Childtime Childcare, Inc., an Illinois corporation (the "Company"), hereby requests that $__________ of the principal amount of the Revolving Credit Loan originally made on __________ __, ____, which Revolving Credit Loan is currently a _________________ [insert type of Loan], be continued as or converted to, as the case may be, a _________________ [insert type of Loan requested] on _______________, _____. If such Revolving Credit Loan is requested to be converted to a Eurodollar Rate Loan, the Company hereby elects an Interest Period for such Revolving Credit Loan of _____________ [insert permitted Interest Period].

         Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Amended and Restated Credit Agreement, dated as of January 31, 2002, between the Company and you.


                                          CHILDTIME CHILDCARE, INC.


                                          By:________________________

                                          Its:______________________